UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2021, SG Echo LLC (“SG Echo”), a subsidiary of SG Blocks, Inc., a Delaware corporation (the “Company”), entered into a Lease Agreement (the “Lease”) with May Properties, LLC, to lease an approximately 56,775 square foot facility located at 101 Waldron Road in Durant Oklahoma (the “Premises”). The date on which SG Echo will become responsible for paying rent under the Lease (the “Lease Commencement Date”) will be the earlier of (i) the date SG Echo begins to operate its business on the Premises or (ii) ninety (90) days after October 28, 2021. The initial term of the Lease will commence on the Lease Commencement Date and expire one hundred and twenty (120) months after the Lease Commencement Date, with two five-year options to renew. SG Echo’s monthly base rent for the Premises will start at $15,991.63 commencing on the Lease Commencement Date and will increase at the rate of two percent (2%) on an annual basis up to a maximum monthly base rent of $19,111.47. The Company intends to use the leased Premises to add two new production lines for SG Echo to manufacture projects for the Company’s subsidiary, SGB Development Corp., and others. Upon SG Echo completing certain improvements to the Premises, it will receive a credit against future rent, not to exceed $750,000, for the cost and expense of the improvements to be applied pro rata over the remaining term of the Lease. The Lease also grants SG Echo an option to purchase the Premises for (i) $1,000,000 after the fifteenth (15th) through the end of the twenty-fourth (24th) full calendar month of the Lease or (ii) $1,050,000 during the twenty-fifth (25th) through the end of the thirty-sixth (36th) full calendar month of the Lease. Pursuant to a Guaranty Agreement, dated October 28, 2021 (the “Guaranty”), SG Echo’s obligations under the Lease have been guaranteed by the Company.

In connection with the Lease, SG Echo entered into a Loan Agreement (“Loan Agreement”) with the Durant Industrial Authority (the “Authority”) pursuant to which it received $750,000 to be used for improvements on the Premises and issued to the Authority a non-interest bearing Forgivable Promissory Note in the principal amount of $750,000 (the “Note”). The Note is due on April 29, 2029 and guaranteed by the Company, provided, if no event of default has occurred under the Note or Loan Agreement, one-third (1/3) of the balance of the Note will be forgiven on April 29, 2027, one-half (1/2) of the balance of the Note will be forgiven on April 29, 2028, and the remainder of the balance of the Note will be forgiven on April 29, 2029. The Loan Agreement includes a covenant by SG Echo to employ a minimum of 75 full-time employees in Durant Oklahoma and pay them no less than 1.5 times the federal minimum wage, and provides SG Echo 24 months to comply with the provision.

The foregoing descriptions of the Lease, the Guaranty, the Loan Agreement, and the Note do not purport to be complete and are qualified in their entirety by reference to the Lease, the Guaranty, the Loan Agreement, and the Note, complete copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The descriptions of the Lease, the Guaranty, the Loan Agreement, and the Note in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K are incorporated by reference in their entirety into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On November 1, 2021, the Company issued a press release announcing the entry into the Lease. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Lease Agreement by and between SG Echo LLC and May Properties, LLC, dated October 28, 2021
Exhibit 10.2	Guaranty by SG Blocks, Inc., dated October 28, 2021
Exhibit 10.3	Loan Agreement by and among SG Echo LLC, The Durant Industrial Authority and SG Blocks, Inc., as guarantor, dated October 29, 2021
Exhibit 10.4	Forgivable Promissory Note, dated October 29, 2021, issued by SG Echo LLC
Exhibit 99.1	Press Release issued by SG Blocks, Inc., dated November 01, 2021
Exhibit 104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: November 1, 2021	By:	/s/ Paul Galvin
Name: Paul Galvin
Title: Chairman and Chief Executive Officer

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